SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2011

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the authority granted to the Board of the Corporation by the Bylaws, the Board amended the Bylaws of the Corporation at its meeting on May 17, 2011, as follows:

•
Article II was amended to delete in its entirety Section 2.3, which dealt with organization of stockholder meetings, and replacing the previous text with a new Section 2.3 which allows the Board of the Corporation to designate a Chairman of each meeting of the Stockholders.

The foregoing description of the above amendment to the Bylaws do not purport to be complete and is qualified in its entirety by reference to the Amendment to Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Community Bank Shares of Indiana, Inc.’s Annual Meeting of Stockholders was held on May 17, 2011.  At the meeting:

1.	Three persons were elected to serve three year terms as directors of Community Bank Shares of Indiana, Inc.;
2.	Appointment of Crowe Horwath LLP to serve as the independent registered public accounting firm of Community Bank Shares of Indiana, Inc. for 2011 was ratified; and
3.	A proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation program and procedures, as described in the Corporation’s proxy statement, was approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

		FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1.	Election of directors:

	NOMINEE
	George M. Ballard	1,849,299		52,294		748,777
	Norman E. “Ned” Pfau, Jr.	1,858,375		43,218		748,777
	James D. Rickard	1,861,843		39,750		748,777

2.	Ratification of appointment of Independent Registered Public Accounting Firm.	2,632,635	13,299		4,436

3.	Proposal to approve Community Bank Shares of Indiana, Inc.’s overall executive compensation programs and procedures.	1,690,351	73,222		138,019	748,778

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Number	Description of Exhibits
3.1	Amendment to Bylaws dated May 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: May 23, 2011	By:	/s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

Date: May 23, 2011	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer